UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, indiana	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.          Regulation FD Disclosure.

As previously disclosed, beginning in July 2021, a facility of Envigo RMS, LLC (“Envigo”), a subsidiary of Inotiv, Inc. (the “Company”), in Cumberland, Virginia was inspected on several occasions by the U.S. Department of Agriculture.

On May 18, 2022, the U.S. Department of Justice ("DOJ"), together with federal and state law enforcement agents, executed a search and seizure warrant on the Cumberland, Virginia facility. The warrant was issued by the U.S. District Court for the Western District of Virginia on May 13, 2022. Consistent with Company policy, the Company is cooperating with DOJ and other involved authorities.

On May 19, 2022, a complaint was filed against Envigo in the U.S. District Court for the Western District of Virginia.  The complaint is a civil action by DOJ alleging violations of the Animal Welfare Act at the Cumberland, Virginia facility. The complaint seeks declaratory and injunctive relief and costs. The Company is in the process of reviewing the matters set forth in the complaint and at this time cannot reasonably estimate the associated costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date: May 20, 2022	By:	/s/ Beth A. Taylor
Chief Financial Officer,
Vice President—Finance